Exhibit 10.72


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into effective as of May 2, 2001, by and among HEADWATERS INCORPORATED, a Delaware corporation ("Headwaters"), HEADWATERS SUB CORPORATION, a New Jersey corporation and a wholly owned subsidiary of Headwaters ("Merger Sub"), HYDROCARBON TECHNOLOGIES, INC., a New Jersey corporation ("HTI"), and Alfred G. Comolli, Lap-Keung (Theo) Lee, Ph.D., David L. Tanner, and Michael Kelley (the "HTI Founders").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the laws of the State of New Jersey ("New Jersey Law"), Headwaters and HTI will enter into a business combination transaction pursuant to which Merger Sub will acquire in excess of ninety percent (90%) of the outstanding capital stock of HTI and immediately thereafter Merger Sub will merge with and into HTI (the "Merger").

         B. As a condition and inducement to Headwaters' willingness to enter into this Agreement, certain shareholders of HTI have agreed, and certain other shareholders of HTI are expected to agree, to transfer in aggregate in excess of ninety percent (90%) of the outstanding shares of HTI Common Stock to Merger Sub in exchange for shares of Headwaters Common Stock and cash, on the terms and subject to the conditions set forth in the Share Exchange Agreement (the "Exchange Agreement"), in substantially the form attached hereto as Exhibit A (the "Exchange"). (The Merger, the Exchange, and the other transactions contemplated herein and in the Exchange Agreement, taken together, are referred to herein as the "Transaction.") Merger Sub, as owner of such shares of HTI Common Stock following the Exchange, shall vote for or consent to the Merger.

         C. The Boards of Directors of Headwaters and Merger Sub (i) have determined that the Exchange and the Merger are in the best interests of Headwaters, its stockholders, and Merger Sub and (ii) have approved this Agreement, the Exchange Agreement, and the Transaction;

         D. The Board of Directors of HTI (i) has determined that the Exchange and the Merger are in the best interests of HTI and its stockholders, (ii) has approved this Agreement, the Exchange Agreement, and the Transaction, and (iii) has determined to recommend that certain stockholders of HTI (the "HTI Stockholders") enter into the Exchange Agreement.

         E. Headwaters, Merger Sub, HTI, and the HTI Founders desire to make certain representations and warranties and other agreements in connection with the Merger and the Transaction.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby agree as follows:

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                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section l.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of New Jersey Law, Merger Sub shall be merged with and into HTI, the separate corporate existence of Merger Sub shall cease, and HTI shall continue as the surviving corporation. (HTI as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation.")

         1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, substantially in the form of Exhibit B hereto (the "Certificate of Merger"), with the Secretary of State of the State of New Jersey, in accordance with the relevant provisions of New Jersey Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Certificate of Merger. The closing of the Merger (the "Closing"), along with the closing of the Exchange, shall take place at the offices of HTI or Headwaters, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Articles V and VI, or at such other time, date, and location as the parties hereto agree in writing (the "Closing Date").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of New Jersey Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers, and franchises of HTI and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of HTI and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

         1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Certificate of Incorporation of Merger Sub, in the form attached hereto as Exhibit C, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be Hydrocarbon Technologies, Inc.

(b) The Bylaws of HTI, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors. The persons listed on Schedule 1.5 hereto shall be the directors of the Surviving Corporation, from and after the Effective Time, until their respective successors are duly elected or appointed and qualified.

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         1.6 Effect on Capital Stock.

                  (a) Definitions. For purposes of this Agreement:

                           (i)  Exchanged  Shares  shall  mean all shares of HTI
Common Stock to be exchanged pursuant to the Exchange Agreement.

                           (ii) Merger Shares shall mean all Outstanding  Shares
other than the Exchanged Shares.

                           (iii) Fully  Diluted  Number shall mean the aggregate
of (i) the number of Exchanged Shares, plus (ii) the number of Merger Shares, plus (iii) the number of shares of HTI Common Stock underlying all vested and unvested HTI Stock Options (as defined below) outstanding as of the Effective Time.

                           (iv)  Headwaters  Common  Stock shall mean the common
stock, $0.01 par value per share, of Headwaters.

                           (v) HTI Common  Stock  shall  mean the common  stock,
$.01 par value per share, of HTI.

                           (vi) Option Exchange Ratio shall mean (A) $14,468,750
divided by the Fully Diluted Number, and divided by the Signing Price.

                           (vii) Signing Price shall mean $8.702.

                           (viii)  Outstanding  Shares  shall mean all shares of
HTI Common Stock outstanding immediately prior to the Closing under the Exchange Agreement.

                           (ix)   Transaction   Consideration   shall  mean  the
aggregate of the Merger Consideration (as defined herein) and the Exchange Consideration (as defined in the Exchange Agreement).

                  (b) Merger Consideration. The aggregate consideration for the Merger Shares (the "Merger Consideration") shall consist of cash in the amount of (A) $14,468,750, divided by (B) the Fully Diluted Number, multiplied by (C) the number of Merger Shares.

                  (c) Conversion of Merger Shares. Immediately prior to the Closing, the Exchange Agreement shall be consummated. At the Effective Time, by virtue of the Merger, and without any action on the part of Merger Sub, HTI, or the holders of any shares of the Common Stock of HTI, each share of HTI Common Stock issued and outstanding immediately prior to the Effective Time that is not owned by Headwaters or Merger Sub, and all rights to accrued dividends in respect thereof (other than any shares of HTI Common Stock to be canceled pursuant to Section 1.6(d) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7)), will be canceled and extinguished and automatically converted into the right to receive in cash the aggregate consideration (rounded to the nearest cent) per Merger Share in the amount of
(A) the Merger Consideration plus

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the aggregate  exercise price of any vested HTI Stock Options  exercised between the date hereof and the Effective Time, divided by (B) the number of Merger Shares.

                  (d) Cancellation of Headwaters-Owned Stock. Any shares of HTI Common Stock held in the treasury of HTI or owned by Merger Sub or Headwaters immediately prior to the Effective Time, including the Exchanged Shares, shall be canceled and extinguished without any conversion thereof except for the consideration described in the Exchange Agreement.

                  (e) Stock Options. At the Effective Time, all options to purchase HTI Common Stock ("HTI Stock Options") then outstanding under HTI's Stock Option Plan (the "HTI Stock Option Plan") shall be exchanged by Headwaters for options to acquire Headwaters Common Stock under Headwaters' option plan registered on Form S-8 ("Substitute Options") and shall have, and be subject to, the same vesting and expiration terms as set forth in the HTI Stock Option Plan and/or any agreements pursuant to which such HTI Stock Options were granted as in effect immediately prior to the Effective Time, except that (A) each Substitute Option shall be exercisable for that number of whole shares of Headwaters Common Stock equal to the number of shares underlying such HTI Stock Option immediately prior to the Effective Time, multiplied by the Option Exchange Ratio and rounded to the nearest whole number of shares of Headwaters Common Stock and (B) the price at which each such Substitute Option is exercisable shall be divided by the Option Exchange Ratio and rounded to the nearest cent. Headwaters shall have reserved at the Effective Time a sufficient number of shares of Headwaters Common Stock for issuance upon exercise of the assumed HTI Stock Options.

                  (f) Capital Stock of Merger Sub. Each share of Common Stock, $.01 par value, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and nonassessable share of Common Stock, $.01 par value, of the Surviving Corporation. Each certificate of shares of Merger Sub Common Stock shall continue to evidence ownership of such share of Common Stock of the Surviving Corporation.

         1.7 Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of HTI Common Stock who has demanded and perfected appraisal rights for such shares in accordance with New Jersey Law, to the extent applicable, and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares") shall not be converted into, or represent a right to receive, the Merger Consideration pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by New Jersey Law.

                  (b) Notwithstanding the foregoing, if any holder of shares of HTI Common Stock who demands appraisal of such shares under New Jersey Law shall effectively withdraw or lose (for failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration pursuant to Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares of HTI Common Stock in the

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manner  provided in Section 1.8 hereof  (or, in the case of a lost,  stolen,  or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10 hereof).

                  (c) HTI shall give Headwaters (i) prompt notice of any written demands for appraisal of any shares of HTI Common Stock, withdrawals of such demands, and any other instruments served pursuant to New Jersey Law and received by HTI which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under New Jersey Law. HTI shall not, except with the prior written consent of Headwaters or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of HTI Common Stock or offer to settle or settle any such demands. Any payments made in respect of Dissenting Shares shall be made by HTI.

         1.8 Surrender of Certificates.

                  (a) Exchange Procedures. Promptly after the Effective Time, Headwaters shall mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of HTI Common Stock whose shares were converted into the right to receive the Merger Consideration pursuant to
Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to Headwaters, and which shall be in such form and have such other provisions as Headwaters may reasonably specify) ("Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration pursuant to Section 1.6. Upon surrender of Certificates for cancellation to Headwaters, together with the Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Merger Consideration pursuant to
Section 1.6, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration set forth in Section 1.6.

                  (b) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither Headwaters, the Surviving Corporation, nor any party hereto shall be liable to a holder of shares of HTI Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         1.9 No Further Ownership Rights in HTI Common Stock. All Merger Consideration paid upon the surrender of shares of HTI Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Merger Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of HTI Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 Lost, Stolen, or Destroyed Certificates. In the event any Certificates shall have been lost, stolen, or destroyed, Headwaters shall pay the Merger Consideration in exchange for such lost,

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stolen,  or destroyed  Certificates upon the making of an affidavit of that fact by the holder thereof; provided, however, that Headwaters may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Headwaters, HTI, or the Surviving Corporation with respect to the Certificates alleged to have been lost, stolen, or destroyed.

         1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title, and possession to all assets, property, rights, privileges, powers, and franchises of HTI and Merger Sub, the officers and directors of HTI and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement. This provision shall be a continuing obligation of the HTI Founders and the officers and directors of HTI and shall survive the Effective Time.

         1.12 Tax Treatment. The parties intend that the Transaction will be a reorganization within the meaning of Section 368 of the Internal Revenue Code, as amended (the "Code") and hereby adopt this Agreement, in conjunction with the Exchange Agreement, as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the regulations promulgated under the Code (the "Treasury Regulations").

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF HTI

         HTI hereby makes the representations and warranties to Headwaters and Merger Sub contained in this Article II, except as set forth in the disclosure letter previously delivered by HTI to Headwaters dated on or before the date hereof and certified by a duly authorized officer of HTI (the "HTI Disclosure Letter"). As used herein, where a statement is made "to the knowledge" of HTI or a statement is made that HTI "knows" a particular fact or circumstance, such knowledge shall include the actual knowledge after reasonable inquiry of the HTI Founders and directors of HTI.

         2.1 Organization of HTI. HTI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease, and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease or license or the nature of the business conducted by it requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations (a "Material Adverse Effect") of HTI. The subsidiaries of HTI are as listed on Section 2.1 of the HTI Disclosure Letter; HTI owns all of the capital stock or equity of such entities. HTI has delivered true and correct copies of the Certificate of Incorporation and Bylaws of HTI, as amended to date, to counsel for Headwaters.

         2.2 HTI Capital Structure. The authorized capital stock of HTI consists of 10,000,000 shares of HTI Common Stock, of which there are 1,599,611 shares issued and

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outstanding  as of the  date  hereof,  and no  shares  of  Preferred  Stock  are authorized, issued, or outstanding. All outstanding shares of HTI Common Stock are duly authorized, validly issued, fully paid, and non-assessable and are not
subject  to  preemptive   rights   created  by  statute,   the   Certificate  of
Incorporation or Bylaws of HTI, or any agreement or document to which HTI is a party or by which it is bound. As of the date that is one day prior to the date hereof, HTI had reserved an aggregate of 489,500 shares of Common Stock, net of exercises, for issuance to employees, consultants, and non-employee directors pursuant to the HTI Stock Option Plan, under which options are outstanding for an aggregate of 152,000 shares. Through the date hereof, HTI has issued no employee offer letters agreeing to issue HTI Stock Options for shares of HTI Common Stock. All shares of HTI Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid, and nonassessable. Section 2.2 of the HTI Disclosure Letter sets forth a list of all owners of HTI Common Stock and the number of shares held, all repurchases of HTI Common Stock (including the date of repurchase) and each outstanding HTI Stock Option, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any, and such list is true, correct, and complete in all material respects.

         2.3 Obligations With Respect to Common Stock. Except as set forth in Sections 2.2 or 2.3 of the HTI Disclosure Letter, there are no options, warrants, equity securities, partnership interests, or similar ownership interests, calls, rights (including preemptive rights) of any class of HTI, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests, or similar ownership interests issued, reserved for issuance, or outstanding. Except as set forth in Section 2.3 of the HTI Disclosure Letter, there are no commitments or agreements of any character to which HTI is a party or by which HTI is bound obligating HTI to issue, deliver, or sell, or cause to be issued, delivered, or sold, or repurchase, redeem, or otherwise acquire, or cause the repurchase, redemption, or acquisition, of any options, warrants, equity securities, partnership interests, or similar ownership interests, calls, rights (including preemptive rights) of HTI or obligating HTI to grant, extend, accelerate the vesting of, or enter into any such option, warrant, equity security, partnership interests, or similar ownership interests, call, right, commitment, or agreement. Except as set forth in Section 2.3 of the HTI Disclosure Letter, there are no registration rights, and to the knowledge of HTI, except as set forth herein, there are no voting trusts, proxies, or other agreements or understandings, with respect to any equity security, partnership interests, or similar ownership interests of any class of HTI.

         2.4 Authority.

                  (a) HTI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of HTI, subject only to the approval of this Agreement by HTI's stockholders (unless Merger Sub, after consummation of the Exchange, satisfies the ownership requirements of Section 14A:10-5.1 of the New Jersey Business Corporations Act (the "Act") for a merger of a subsidiary corporation without shareholder

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approval,  in which case the only approval  shall be that of Merger Sub) and the filing and recordation of the Certificate of Merger pursuant to New Jersey Law. If the Merger does not qualify for treatment under Section 14A:10-5.1 of the Act, a vote of the holders of at least a majority of the outstanding shares of the HTI Common Stock is required for HTI's stockholders to approve and adopt this Agreement and to approve the Merger. This Agreement has been duly executed and delivered by HTI and the HTI Founders and, assuming the due authorization, execution, and delivery by Headwaters and Merger Sub, constitutes the valid and binding obligations of HTI and the HTI Founders, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Exchange Agreement by HTI and the HTI Founders do not, and the performance of this Agreement and the Exchange Agreement by HTI and the HTI Founders will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of HTI, (ii) subject to compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to the HTI Founders or HTI, or by which the HTI Founders or HTI, or any of their respective properties, is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair HTI's rights or alter the rights or obligations of any third
party  under,  or  give  to  others  any  rights  of   termination,   amendment,
acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of HTI pursuant to, any note,
bond,  mortgage,   indenture,   contract,  agreement,  lease,  license,  permit,
franchise, or other instrument or obligation to which HTI is a party or by which HTI or its properties are bound or affected, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, defaults, or other occurrences that would not have a Material Adverse Effect on HTI. Section 2.4 of the HTI Disclosure Letter lists all consents, waivers, and approvals under any of HTI's agreements, contracts, licenses, or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

                  (b) No consent, approval, order, or authorization of, or registration, declaration, or filing with any court, administrative agency, or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to HTI or the HTI Founders in connection with the execution and delivery of this Agreement or the Exchange Agreement, or the consummation of the transactions contemplated hereby and thereby, except for
(i) the filing of the Agreement of Merger with the Secretary of State of the State of New Jersey, and (ii) such other consents, authorizations, filings, approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on HTI or have a material adverse effect on the ability of the parties to consummate the Merger.

         2.5 HTI Financial Statements.

                  (a) HTI has delivered to Headwaters certain consolidated financial statements of HTI and its subsidiaries as follows: (i) the audited balance sheets as of June 30, 2000, December 31, 1999, and December 31, 1998, and the related audited statements of operations, stockholders' equity and cash flows for the years ended as of December 31, 1999 and 1998, and the six months ended as of June 30, 2000, and the notes thereto; (ii) the unaudited quarterly financial data for the quarterly periods ended as of September 30, 2000, and December 31, 2000, and (iii) the unaudited balance sheets as of December 31, 2000, and February 28, 2001, and the statement of operations,

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stockholders'  equity and cash flows for the one-year  period ended December 31,
2000 (collectively, the "HTI Financials"). Each of the HTI Financials (i) was prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly presented the financial position of HTI as at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except for the absence of notes for the unaudited interim financial statements and that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of HTI as of December 31, 2000 is hereinafter referred to as the "HTI Balance Sheet." Except as disclosed in the HTI Financials, HTI does not have any liabilities, debts, or obligations of any kind or description (absolute, accrued, contingent, or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations, or financial condition of HTI, except (i) as and to the extent reflected or reserved against in the HTI Balance Sheet, or
(ii) incurred since the date of the HTI Balance Sheet in the ordinary course of business consistent with past practices.

         2.6 Absence of Certain Changes or Events. Since the date of the HTI Balance Sheet, there has not been: (i) any event that has had or would reasonably be expected to have a Material Adverse Effect on HTI, or (ii) any material change by HTI in its accounting methods, principles, or practices, except as required by concurrent changes in GAAP, nor has HTI entered into any contracts, leases, orders, or other commitments other than in the ordinary course of business.

         2.7 Taxes.

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) All federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed with any tax authority by or on behalf of the HTI with respect to any taxable period ending on or before the Closing Date if due on or before the Closing Date (i) have been or will be filed on or before the applicable due date (including any extensions of such due date if properly obtained), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable legal requirements. All amounts shown on the Tax Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (c) HTI's financial statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. HTI will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the date of this Agreement through the Closing Date.

                  (d) Since inception, no Tax Return of HTI has been examined or audited by any applicable tax authority. No extension or waiver (other than the normal extension occurring by reason of an extension of time to file a Return) of the limitation period applicable to any such Returns has been granted (by HTI or any other person on behalf of HTI), and no such extension or waiver has been requested from HTI.

                  (e) No claim or legal proceeding is pending or, to the best of the knowledge of HTI, has been threatened against or with respect to HTI in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by HTI with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by HTI and with respect to which adequate reserves for payment have been established). There are no liens for material Taxes upon any of the assets of HTI except liens for current Taxes not yet due and payable. HTI has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. HTI has not been and, to the knowledge of HTI, will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. HTI has neither made an election, nor is required, to treat any of its assets as owned by another person pursuant to the provision of
Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code. HTI has not acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code.

                  (f) There is no agreement, plan, arrangement, or other Contract covering any employee or independent contractor or former employee or independent contractor of HTI that, considered individually or considered collectively with any other such agreement, will or could reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. HTI is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement, or similar agreement. HTI has never been a member of a consolidated, combined, or unitary group. HTI has no interest in nor is it subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for federal income tax purposes. HTI has no liability for Taxes of any Person other than HTI under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. HTI is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

                  (g) There is currently no limitation on the utilization of the net operating losses, built-in losses, capital losses, Tax credits, or other similar items of HTI under Sections 382, 383, and 384 of the Code and Section 1502 of the Code and under the Treasury Regulations promulgated thereunder. HTI has not taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including but not limited to income, sales, gross receipts, or payroll) from a period (or portion thereof) ending on or prior to the Closing to a period (or portion thereof) beginning after the Closing. No material item of income or gain of HTI reported or to be reported for financial reporting purposes in any pre-Closing period is required to be included in taxable income in a post-Closing period. HTI has never been a party to any transaction intended to qualify under Section 355 of the Code. The total adjusted tax basis of HTI's assets equals or exceeds the sum of HTI's liabilities.

         2.8 Intellectual Property.

                  (a) Section 2.8(a) of the HTI Disclosure Letter contains a true and complete list of all patents, trademarks, trade names, service marks, and copyrights, and registrations thereof and applications (including provisional applications) therefor (including all trademarks and service marks that HTI has used with the intent of creating or benefiting from any common law rights relating to such marks), used in the business of HTI, and lists any proceedings or actions pending as of the date hereof before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) related to such intellectual property.

                  (b) Except as set forth in Section 2.8(b) of the HTI Disclosure Letter, HTI owns, or has the right to use, sell, or license all intellectual property (including the patents, trademarks, trade names, service marks, copyrights, and registrations thereof and applications therefor described in Section 2.8(a) of the HTI Disclosure Letter) necessary or required for the conduct of its business as currently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "HTI IP Rights"), and HTI has delivered or will deliver to Headwaters prior to the Effective Time certificates of originality with respect to the HTI IP Rights in form and substance reasonably satisfactory to Headwaters. HTI (i) owns exclusively all trademarks, service marks, and trade names used by it in connection with the operation or conduct of the business of HTI, including the sale of any products or technology or the provision of any services by HTI; provided, however, that HTI may use trademarks, service marks, and trade names of third parties which are licensed to HTI or are in the public domain, and (ii) owns exclusively, and has good title to, each copyrighted work that is an HTI product and each other work of authorship that HTI otherwise purports to own.

                  (c) To the extent that any HTI intellectual property has been developed or created by any person other than HTI, HTI has a written agreement with such person with respect thereto and has either (i) obtained ownership of, and is the exclusive owner of, all such intellectual property by operation of law or by valid assignment of any such rights or (ii) has obtained a license under or to such intellectual property.

                  (d) Except pursuant to agreements described in Section 2.8(d) of the HTI Disclosure Letter, HTI has not transferred ownership of or granted any license of or other right to use or authorized the retention of any rights to use any intellectual property that is or was HTI IP, to any other Person.

                  (e) The HTI IP constitutes all the intellectual property used in and/or necessary to the conduct of HTI's business as it currently is
conducted,   including  the  design,   development,
distribution, marketing, manufacture, use, import, license, and sale of the products, technology, and services of HTI (including products, technology, or services currently under development).

                  (f) Section 2.8(f) of the HTI Disclosure Letter lists all contracts and licenses (including all inbound licenses) to which HTI is a party with respect to any intellectual property. No person other than HTI has ownership rights to improvements made by HTI in intellectual property that has been licensed to HTI.

                  (g) Section 2.8(g) of the HTI Disclosure Letter lists all contracts, licenses, and agreements between HTI and any other person wherein or whereby HTI has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty, or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by HTI or such other person of the intellectual property of any person other than HTI.

                  (h) The operation of the business of HTI as currently conducted, including HTI's design, development, use, import, manufacture, and sale of the products, technology, or services (including products, technology, or services currently under development) of HTI (the "HTI Technology") does not
(i) with respect to the HTI Technology underlying HTI's contracts and proposed contracts with Shenhua Group Corporation described in Sections 2.8 and 2.16 of the HTI Disclosure Letter and with PetroChina described in Section 2.16 of the HTI Disclosure Letter (the "Shenhua/PetroChina Agreements") infringe or misappropriate the intellectual property of any person, and with respect to all other HTI Technology, with the knowledge of HTI, infringe or misappropriate the intellectual property of any person, (ii) violate any term or provision of any license or contract concerning such intellectual property (including any provision required by or imposed pursuant to 35 U.S.C. ss.ss. 200-212 in any license or contract to which HTI is a party requiring that products be manufactured substantially in the United States ("Made-in-America Requirements")), (iii) with respect to the HTI Technology underlying the Shenhua/PetroChina Agreements, violate the rights of any person (including rights to privacy or publicity) and with respect to all other HTI Technology, with the knowledge of HTI, violate the rights of any person (including rights to privacy or publicity), or (iv) constitute unfair competition or an unfair trade practice under any law, and HTI has not received notice from any person claiming that such operation or any act, product, technology, or service (including products, technology, or services currently under development) of HTI infringes or misappropriates the intellectual property of any person or constitutes unfair competition or trade practices under any law, including notice of third party patent or other intellectual property rights from a potential licensor of such rights.

                  (i) Each item of HTI IP is valid and subsisting, and all necessary registration, maintenance, renewal fees, annuity fees, and taxes in connection with such HTI IP have been paid and all necessary documents and certificates in connection with such HTI IP have been filed with the relevant patent, copyright, trademark, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such HTI IP. Section 2.8(i)(1) of the HTI Disclosure Letter lists all actions that must be taken by HTI within ninety (90) days from the date hereof, including the payment of any registration, maintenance, renewal fees, annuity fees, and taxes or the filing of any documents, applications, or certificates for the purposes of maintaining, perfecting, or preserving or renewing any HTI IP. Except as set forth in Section 2.8(i)(2) of the HTI

Disclosure Letter, HTI has registered the copyright with the U.S. Copyright Office for the latest version of each product or technology of HTI that constitutes or includes a copyrightable work. In each case in which HTI has acquired ownership of any intellectual property rights from any person, HTI has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such intellectual property (including the right to seek past and future damages with respect to such intellectual property) to HTI and, to the maximum extent provided for by and required to protect HTI's ownership rights in and to such intellectual property in accordance with applicable laws, HTI has recorded each such assignment of HTI IP with the relevant governmental or regulatory authority, including the PTO and the U.S. Copyright Office.

                  (j) There are no contracts or licenses between HTI and any other person with respect to HTI intellectual property under which there is any dispute (or, to HTI's knowledge, facts that may reasonably lead to a dispute) known to HTI regarding the scope of such contract or license, or performance under such contract or license, including with respect to any payments to be made or received by HTI thereunder.

                  (k) To the knowledge of HTI, no person is infringing or misappropriating any HTI IP.

                  (l) HTI has taken all commercially reasonable steps to protect its rights in confidential information and trade secrets of HTI or provided by any other person to HTI subject to a duty of confidentiality. Without limiting the generality of the foregoing, HTI has, and enforces, a policy requiring each employee, and each consultant and independent contractor with access to confidential information, to execute proprietary information, confidentiality, and invention and copyright assignment agreements substantially in the form set forth in Section 2.8(l) of the HTI Disclosure Letter, and each current and former employee, consultant, and independent contractor of HTI has executed such an agreement and copies of all such agreements have been provided or made available to Headwaters for review.

                  (m) No HTI IP or product, technology, or service of HTI is subject to any order, action, or proceeding, or "march in" rights, that restricts, or that is reasonably expected to restrict in any manner, the use, transfer, or licensing of any HTI IP by HTI or that may affect the validity, use, or enforceability of such HTI IP.

                  (n) No (i) product, technology, service, or publication of HTI, (ii) material published or distributed by HTI, or (iii) conduct or statement of HTI constitutes obscene material, a defamatory statement, or material, false advertising, or otherwise violates any law.

                  (o) Neither this Agreement nor any transactions contemplated by this Agreement will result in Headwaters granting any rights or licenses with respect to the intellectual property of Headwaters or HTI to any person pursuant to any contract to which HTI is a party or by which any of its assets and properties are bound.

                  (p) Section 2.8(p) of the HTI Disclosure Letter sets forth a list of (x) all software which HTI has licensed from any third party which is used by HTI in its products or otherwise in its business (other than standard off-the-shelf software) and (y) a list of all "freeware" and "shareware" incorporated into any product now or heretofore shipped by HTI. HTI has all rights necessary to the use of such software, "freeware", and "shareware."

                  (q) HTI's products comply in all material respects with all applicable standards and with the feature specifications and performance standards set forth in HTI's product data sheets. There are no outstanding claims (or facts that may reasonably lead to a claim) for breach of warranties by HTI in connection with the foregoing. All product performance comparisons heretofore furnished by HTI to customers or Headwaters are accurate in all material respects as of the dates so furnished (except that, in the case of product performance comparisons made as of a specified earlier date, such comparisons shall be accurate as of such specified earlier date, and, in the case of product performance comparisons superseded by a subsequent product performance comparison furnished to the customer before the customer's acquisition of a license on the product covered by the superseded comparison, the superseding comparison shall be accurate in all material respects and the superseded comparison shall be disregarded).

                  (r) HTI has taken all reasonably necessary and appropriate steps to protect and preserve ownership of HTI IP. HTI has secured valid written assignments from all consultants and employees who contributed to the creation or development of the HTI IP. In the event that the consultant is concurrently employed by HTI and a third party, HTI has taken additional steps to ensure that any HTI IP developed by such a consultant does not belong to the third party or conflict with the third party's employment agreement; such steps include ensuring that all research and development work performed by such a consultant are performed only on HTI's facilities and only using HTI's resources, except as set forth in Section 2.8(r) of the HTI Disclosure Letter.

                  (s) HTI is in timely compliance in all material respects with the performance milestones set forth in its agreement with Lyondell Chemical Company described in Section 2.8(a) of the HTI Disclosure Letter.

                  (t) HTI is in compliance in all material respects with the terms of the Institut Francais du Petrole ("IFP") agreement described in Section 2.8(a) of the HTI Disclosure Letter and has not to date used any of IFP's technology.

         2.9 Compliance; Permits.

                  (a) HTI is not in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to HTI or by which HTI or any of its properties is bound or affected (except for such conflicts, defaults and violations which are not, individually or in the aggregate, material to the operation of the business of HTI), or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which HTI is a party or by which HTI or any of its properties is bound or affected. To the knowledge of HTI, no investigation or review by any governmental or regulatory body or authority is pending or threatened against HTI, nor has any governmental or regulatory body or authority indicated an intention to conduct the same.

                  (b) HTI holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of HTI (collectively, the "HTI Permits"). HTI is in compliance with the terms of HTI Permits.

         2.10 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which HTI has received any notice of assertion, nor, to HTI's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against HTI, including any such action, suit, proceeding, claim, arbitration or investigation that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

         2.11 Brokers' and Finders' Fees. HTI has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.12 Employee Matters and Benefit Plans.

                  (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.12(a)(i) below (which definition shall apply only to this Section 2.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                           (i) "Affiliate" shall mean any other person or entity
under common control with HTI within the meaning of Section 414(b),  (c), (m) or
(o) of the Code and the regulations issued thereunder;

                           (ii)  "HTI  Employee   Plan"  shall  mean  any  plan,
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance compensation, stock or stock-related compensation, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by HTI or any Affiliate for the benefit of any HTI Employee, or with respect to which HTI or any Affiliate has or may have any liability or obligation;

                           (iii)  "COBRA"  shall mean the  Consolidated  Omnibus
Budget Reconciliation Act of 1985, as amended;

                           (iv) "DOL" shall mean the Department of Labor;

                           (v) "HTI  Employee"  shall mean any current or former
employee, consultant or director of HTI or any Affiliate;

                           (vi)  "HTI  Employee   Agreement"   shall  mean  each
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement or contract or arrangement between HTI or any Affiliate and any HTI Employee;

                           (vii)  "ERISA"  shall  mean the  Employee  Retirement
Income Security Act of 1974, as amended;

                           (viii) "FMLA" shall mean the Family Medical Leave Act
of 1993, as amended;

                           (ix) "HTI  International  Employee  Plan"  shall mean
each HTI Employee Plan that has been adopted or maintained by HTI or any Affiliate, whether informally or formally, or with respect to which HTI or any Affiliate will or may have any liability, for the benefit of HTI Employees who perform services outside the United States;

                           (x) "IRS" shall mean the  Internal  Revenue  Service;

                           (xi) "HTI  Multiemployer  Plan"  shall  mean any "HTI
Pension Plan" (as defined below) which is a "multiemployer  plan," as defined in
Section 3(37) of ERISA;

                           (xii) "PBGC" shall mean the Pension Benefit  Guaranty
Corporation; and

                           (xiii)  "HTI  Pension   Plan"  shall  mean  each  HTI
Employee Plan which is an "employee pension benefit plan," within the meaning of
Section 3(2) of ERISA.

                  (b) Schedule. Section 2.12(b) of the HTI Disclosure Letter contains an accurate and complete list of each HTI Employee Plan and each HTI Employee Agreement under each HTI Employee Plan. HTI does not have any plan or commitment to establish any new HTI Employee Plan or HTI Employee Agreement, to modify any HTI Employee Plan or HTI Employee Agreement (except to the extent required by law or to conform any such HTI Employee Plan or HTI Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Headwaters in writing, or as required by this Agreement or in the ordinary course of business), or to enter into any HTI Employee Plan or HTI Employee Agreement.

                  (c) Documents. HTI has made available to Headwaters: (i) correct and complete copies of all documents embodying each HTI Employee Plan and each HTI Employee Agreement including (without limitation) all amendments thereto and all related trust documents; (ii) the most recent annual actuarial valuations, if any, prepared for each HTI Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each HTI Employee Plan; (iv) if the HTI Employee Plan is funded, the most recently required and completed annual and periodic accounting of HTI Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each HTI Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all material written agreements and contracts relating to each HTI Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all written communications material to any HTI Employee or HTI Employees relating to any HTI Employee Plan and any proposed HTI Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to HTI; (ix) all correspondence to or from any governmental agency relating to any HTI Employee Plan; (x) all COBRA forms and related notices; (xi) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each HTI Employee Plan; and (xii) all discrimination tests for each HTI Employee Plan for the most recent plan year.

                  (d) Employee Plan Compliance. Except as set forth in Section 2.12(d) of the HTI Disclosure Letter, (i) HTI has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each HTI Employee Plan, and each HTI Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance in all material respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each HTI Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such HTI Employee Plan; (iii) to HTI's knowledge, no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any HTI Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of HTI, threatened or reasonably anticipated (other than routine claims for benefits) against any HTI Employee Plan or against the assets of any HTI Employee Plan; (v) each HTI
Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Headwaters, Merger Sub, the Surviving Corporation, HTI or any of its Affiliates (other than ordinary administration expenses or full vesting of any employer contributions to any HTI Employee Plan intended to qualify under Section 401(a) of the Code); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of HTI or any Affiliates, threatened by the IRS or DOL with respect to any HTI Employee Plan; and (vii) neither HTI nor any Affiliate is subject to any penalty or tax with respect to any HTI Employee Plan under
Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                  (e) HTI Pension Plan. Neither HTI nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to any HTI Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code.

                  (f) HTI Multiemployer Plans. At no time has HTI or any Affiliate contributed to or been required to contribute to any HTI Multiemployer Plan.

                  (g) No Post-Employment Obligations. No HTI Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and HTI has never represented, promised or contracted (whether in oral or written form) to any HTI Employee (either individually or to HTI Employees as a group) or any other person that such HTI Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

                  (h) COBRA. Neither HTI nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its HTI Employees.

                  (i) Effect of Transaction.

                           (i) Except as set forth in the Disclosure Letter, the
execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any HTI Employee Plan, HTI Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any HTI Employee.

                           (ii) Except as set forth in the Disclosure Letter, no
payment or benefit which will or may be made by HTI or its Affiliates with respect to any HTI Employee as a result of the transactions contemplated by this Agreement will be characterized as a "parachute payment," within the meaning of
Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

                  (j) HTI International Employee Plan. Neither HTI nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any HTI International Employee Plan.

         2.13 Absence of Liens and Encumbrances; Condition of Equipment. Set forth in Section 2.13 of the HTI Disclosure Letter are a complete and correct list and summary description of all fixed assets, machinery, equipment, vehicles and other tangible assets owned or used by HTI at the date of this Agreement. HTI has the exclusive right to use all such assets, subject, in the case of leased property, to continuing obligations under leases therefor. HTI has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the HTI Financials and except for liens for taxes not yet due and payable.

         2.14 Environmental Matters.

                  (a) Hazardous Material. Except as set forth in Section 2.14 of the HTI Disclosure Letter, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state, or local statute, ordinance, or regulation to be radioactive, toxic, hazardous, or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde, and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or listed as hazardous wastes pursuant to the Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of HTI's actions, or, to HTI's knowledge, as a result of a third party's actions or otherwise, in, on, or under any property, including the land and the improvements, ground water, and surface water thereof, that HTI has at any time owned, operated, occupied, or leased.

                  (b) Hazardous Materials Activities. Neither HTI nor any HTI officer or employee on its behalf has transported, sold, distributed, stored, treated, processed, used, manufactured, generated, disposed of, released, or exposed its employees, others, or the environment to Hazardous Materials or any product containing a Hazardous Material (collectively "Hazardous Materials Activities") except in compliance with all applicable treaties, federal, state, and local statutes, ordinances, regulations, or judicial and administrative orders (collectively, "Environmental Laws") in effect prior to or as of the date hereof.

                  (c) Permits. HTI currently holds all environmental approvals, permits, licenses, clearances and consents (the "HTI Environmental Permits") required for the conduct of HTI's Hazardous Materials Activities, the use and occupancy of its property, and other businesses of HTI as such activities and businesses are currently being conducted and is in compliance with all terms and conditions of all HTI Environmental Permits.

                  (d) Environmental Liabilities.  Except as set forth in Section
2.14 of the HTI Disclosure Letter, HTI is not subject to and has not received notice of any past, pending, or, to HTI's knowledge, threatened claim, demand, action, judicial or administrative proceeding, notice of noncompliance, notice of violation, consent order, or consent agreement (collectively, "Environmental Claims") under any Environmental Law from any enforcement entity or third party, concerning any HTI Environmental Permit, Hazardous Material, or Hazardous
Materials Activity of HTI, any property that HTI has at any time owned, operated, occupied, or leased, or any facility or location to which Hazardous Materials generated by HTI have been transported for disposal. HTI is not aware of any fact or circumstance that could involve HTI in any Environmental Claim or impose upon HTI any liability that would have a Material Adverse Effect on HTI.

         2.15 Labor Matters. To HTI's knowledge, there are no activities or proceedings of any labor union to organize any employees of HTI and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of HTI. HTI is and has been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on HTI. HTI has not received any notice from any of its employees that any employee is terminating his or her employment with HTI, nor, to the best of HTI's knowledge, does any employee intend to terminate his or her employment with HTI as a result of the transactions contemplated hereby.

         2.16 Agreements, Contracts, and Commitments. Set forth in Section 2.16 of the HTI Disclosure Letter are a complete and correct list and summary description of all material contracts, agreements, orders, leases, licenses and other commitments (each a "HTI Contract") of HTI at the date of this Agreement. Except as set forth in the HTI Disclosure Letter, HTI is not a party to nor is bound by:

                  (a) any collective bargaining agreements;

                  (b) any bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing, or retirement plans, or any other employee benefit plans or arrangements;

                  (c) any employment or consulting agreement, contract, or commitment with any officer- or director-level employee, or member of HTI's Board of Directors;

                  (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between HTI and any of its officers or directors;

                  (f) any agreement, contract, or commitment containing any covenant limiting the freedom of HTI to engage in any line of business or compete with any person;

                  (g) any agreement, contract, or commitment relating to capital expenditures and involving future obligations in excess of $10,000 and not cancelable without penalty;

                  (h) any agreement, contract, or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture, or other business enterprise;

                  (i) any mortgages, indentures, loans, or credit agreements, security agreements, or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers, or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify HTI's software products);

                  (k) any distribution agreement (identifying any that contain exclusivity provisions); or

                  (l) any other agreement, contract, or commitment which involves payment by HTI under any such agreement, contract or commitment of $100,000 or more individually and is not cancelable without penalty within thirty (30) days.

         Neither HTI, nor to HTI's knowledge any other party to a HTI Contract, has breached, violated, or defaulted under, or received notice that it has breached, violated, or defaulted under, any of the material terms or conditions of any of such HTI Contracts in such a manner as would permit any other party to cancel or terminate any such HTI Contract, or would permit any other party to seek damages.

         2.17 Employees; Change of Control Payments. Set forth in Section 2.17 of the HTI Disclosure Letter is a complete list of the current employees of HTI, including a complete and correct compensation schedule for all employees and a complete and correct list and summary description of benefits for the key employees of HTI. Except as set forth in Section 2.17 of the HTI

Disclosure Letter, there are no employment contracts with any personnel. Section
2.17 of the HTI Disclosure Letter sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors and employees of HTI as a result of or in connection with the Merger.

         2.18 Restrictions on Business Activities. There is no agreement (noncompete or otherwise), judgment, injunction, order, or decree to which HTI is a party or otherwise binding upon HTI which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of HTI, any acquisition of property (tangible or intangible) by HTI, or the conduct of business by HTI. Without limiting the foregoing, HTI has not entered into any agreement under which HTI is restricted from selling, licensing, or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time, or in any segment of the market.

         2.19 Title to Properties; Absence of Liens and Encumbrances.

                  (a) Schedule 2.19(a) of the HTI Disclosure Letter sets forth the location, years of ownership, and former owners (to the extent known) of all real property owned by HTI, either currently or in the past.

                  (b) Section 2.19(b) of the HTI Disclosure Letter sets forth a list of all real property currently leased by HTI, the name of the lessor, and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default or event of default (or event which with notice or lapse of time, or both, would constitute a material default).

                  (c) HTI has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal, and mixed, used or held for use in its business, free and clear of any liens, pledges, charges, claims, security interests, or other encumbrances of any sort except as reflected in HTI's Financials or in Section 2.19(b) of the HTI Disclosure Letter and except for liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount, or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         2.20 Board Approval. The Board of Directors of HTI has, as of the date of this Agreement, determined (i) that the Transaction is fair to, and in the best interests of, HTI and all of its stockholders, and (ii) to recommend that the stockholders of HTI approve and adopt this Agreement and approve the Merger.

         2.21 Insurance. Section 2.21 of the HTI Disclosure Letter sets forth all insurance policies held by HTI for the two years prior to the Effective Time. During the past five years HTI has not experienced any uninsured losses in respect of public liability, product liability, and worker compensation claims. All insurance policies are duly in force as of the date of this Agreement. No notice has been received by HTI regarding the cancellation, non-renewal, or increased premiums due with respect to any insurance policy.

         2.22 Warranties. HTI has heretofore furnished or made available to Headwaters or its counsel for its review copies of all written warranties covering the products of HTI currently in effect. HTI has not experienced any warranty claims which have affected the consolidated net income of HTI by more than $10,000 in any one fiscal year.

         2.23 Minute Books. The minute books of HTI made available to counsel for Headwaters are the only minute books of HTI and contain a reasonably accurate summary, in all material respects, of all meetings of directors (and committees thereof) and stockholders or actions by written consent since the time of incorporation of HTI.

         2.24 Business Plan. The projections set forth in the Business Plan were prepared in good faith based on conclusions and assumptions that, to the knowledge of HIT, are reasonable as of the date hereof.

         2.25 No Material Misrepresentations. Neither this Agreement nor any certificate, exhibit, schedule, or other information furnished by or on behalf of HTI pursuant to this Agreement contains any untrue statement of material fact or, when this Agreement and such certificates, schedules, and other information are taken in their entirety, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF HEADWATERS
                                 AND MERGER SUB

         Headwaters and Merger Sub represent and warrant to HTI, except as set forth in the disclosure letter supplied by Headwaters to HTI on or before the date hereof and certified by a duly authorized officer of Headwaters (the "Headwaters Disclosure Letter"), as follows:

         3.1 Organization of Headwaters. Each of Headwaters and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease, and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on the business, assets (including intangible assets), financial condition, or results of operations of Headwaters and its subsidiaries taken as a whole.

         3.2 Authority.

                  (a) Each of Headwaters and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Headwaters and, in the case of this Agreement, Merger Sub, subject only to the filing and recordation of the Certificate of Merger pursuant to New Jersey Law. This Agreement has been duly executed and delivered by each of Headwaters and Merger Sub, and, assuming the due authorization, execution, and delivery by HTI, constitutes valid and binding obligations of Headwaters and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Headwaters and Merger Sub do not, and the performance of this Agreement by each of Headwaters and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Headwaters or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of Headwaters' other subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment, or decree applicable to Headwaters or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Headwaters or any of its subsidiaries (including Merger Sub) is a party or by which Headwaters or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clause (ii), for the consent of Zion's First National Bank and any such conflicts, violations, defaults, or other occurrences that would not have a Material Adverse Effect on Headwaters and its subsidiaries taken as a whole. The Headwaters Disclosure Letter lists all consents, waivers, and approvals under any of Headwaters' or any of its subsidiaries' agreements, contracts, licenses, or leases required to be obtained in connection with the consummation of the transactions contemplated hereby which, if not obtained, would have a Material Adverse Effect on Headwaters and its subsidiaries taken as a whole or have a material adverse effect on the ability of the parties to consummate the Merger.

                  (b) No consent, approval, order or authorization of, or registration, declaration, or filing with any Governmental Entity is required by or with respect to Headwaters or Merger Sub in connection with the execution and delivery of this Agreement and the Exchange Agreement or the consummation of the Transaction, except for

                           (i) the filing of the  Certificate of Merger with the
Secretary of State of the State of New Jersey;

                           (ii) the  filing  with the  Securities  and  Exchange
Commission (the "SEC") of the Form D (as hereinafter defined) and any required state filings related to the Exchange and such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated hereby; and

                           (iii) such other consents,  authorizations,  filings,
approvals, and registrations which, if not obtained or made, would not have a Material Adverse Effect on Headwaters and its subsidiaries taken as a whole or have a material adverse effect on the ability of the parties to consummate the Merger.

         3.3 No Material Misrepresentations. Neither this Agreement nor the Headwaters Disclosure Letter contains any untrue statement of material fact or, when this Agreement and the Headwaters Disclosure Letter are taken in their entirety, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading as of the date hereof.

         3.4 Available Funds. Headwaters and Merger Sub collectively have sufficient capital available to consummate the transactions contemplated by this Agreement and is not relying on obtaining additional financing in connection with such transactions.

         3.5 Merger Sub. Merger Sub is a wholly-owned subsidiary of Headwaters that was formed to effect the transactions contemplated by this Agreement. As of the date of this Agreement, Merger Sub has no business, operations, assets, or liabilities other than those arising from its formation and pursuant to this Agreement.

         3.6 SEC Documents. Headwaters has filed all required reports, schedules, forms, statements, and other documents with the SEC since October 1, 1999 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Headwaters SEC Documents"). As of their respective dates, the Headwaters SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Headwaters SEC Documents. As of their respective dates, none of the Headwaters SEC Documents (including any and all financial statements therein) contained any untrue statement of a material fact or failed to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Headwaters included in the Headwaters SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto), and present fairly, in all material respects, the consolidated financial position of Headwaters and its subsidiaries at the respective dates thereof and the consolidated results of operations and cash flows for the periods specified (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as reflected or reserved against in the Headwaters Financial Statements or otherwise disclosed in the Headwaters Disclosure Letter, Headwaters and its subsidiaries have no material liabilities or other obligations (including contingent liabilities and obligations) except, (i) since the date of the most recent audited balance sheet included in the Headwaters Financial Statements, liabilities and obligations incurred in the ordinary course of business or (ii) that would not be required to be reflected or reserved against in the consolidated balance sheet of Headwaters and its subsidiaries prepared in accordance with GAAP.

         3.7 Absence of Certain Changes or Events. Except as disclosed in the Headwaters SEC Documents, or in the Headwaters Disclosure Letter, since the date of the most recent audited balance sheet included in the Headwaters SEC Documents, there is not and has not been (a) any material adverse change to Headwaters, or (b) any condition, event, or occurrence that could reasonably be expected to prevent or materially delay Headwaters from consummating the transactions contemplated by this Agreement; provided that, for purposes of this
Section 3.7, a change in the price of Headwaters Common Stock shall not be deemed to constitute a "material adverse change."

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, HTI agrees, except as provided in
Section 4.1 of the HTI Disclosure Letter, or to the extent that Headwaters shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial past practice and to carry on its business in the usual, regular, and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, HTI will promptly notify Headwaters of any material event involving its business or operations. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger and the Exchange.

         In addition, except as permitted by the terms of this Agreement, and except as provided in Section 4.1 of the HTI Disclosure Letter, without the prior written consent of Headwaters, HTI shall not do any of the following:

                  (a) Waive any stock repurchase rights; accelerate, amend, or change the period of exercisability of options or restricted stock; or re-price options granted under any employee, consultant, or director stock plans, or authorize cash payments in exchange for any options granted under any of such plans;

                  (b) Enter into any material partnership arrangements, joint development agreements, strategic alliances, agreements to create standards, or agreements with "Standards" bodies;

                  (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Headwaters; or adopt any new severance plan;

                  (d) Transfer or license to any person or entity or otherwise extend, amend, or modify in any material respect any rights to the HTI IP Rights, other than in the ordinary course of business, or enter into grants to future patent rights, other than in the ordinary course of business;

                  (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock, or property) in respect of any capital stock, or split, combine, or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for any capital stock;

                  (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant, or director stock plan or agreement existing on the date hereof;

                  (g) Issue, deliver, sell, authorize, or propose the issuance, delivery, or sale of any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants, or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than shares of HTI Common Stock issued pursuant to the exercise of stock options outstanding as of the date of this Agreement.

                  (h) Cause, permit, or propose any amendments to any charter document or bylaw (or similar governing instruments of any subsidiaries);

                  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association, or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of HTI, or enter into any joint ventures, strategic partnerships or alliances;

                  (j) Buy, sell, lease, license, encumber, or otherwise dispose of or acquire any properties or assets which are material, individually or in the aggregate, to the business of HTI or which exceed $100,000 in the aggregate;

                  (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of HTI, or guarantee any debt securities of others;

                  (l) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees, or change in any material respect any management policies or procedures;

                  (m) Pay, discharge, or satisfy any claim, liability, or obligation (absolute, accrued, asserted or unasserted, contingent, or otherwise), other than the payment, discharge, or satisfaction in the ordinary course of business;

                  (n) Make any grant of exclusive rights to any third party; or

                  (o) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (n) above.

         4.2 Information Statement. Headwaters will prepare, with the cooperation of HTI, the Information Statement to be sent to the HTI Stockholders to solicit agreement to the terms of the Exchange Agreement and related documents. Insofar as the Information Statement contains information pertaining to Headwaters, at the time of its mailing to the HTI Stockholders and at the time of the execution and closing of the Exchange Agreement, the Information Statement will contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and Headwaters will advise HTI in writing if, prior to the execution and closing of the Exchange Agreement, it shall obtain knowledge of any facts that would make it necessary to supplement or amend the Information Statement to comply with applicable laws. Information provided by HTI for inclusion in the Information Statement, at the time of its mailing to the HTI Stockholders and at the time of the execution and closing of the Exchange Agreement, will contain no untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and Headwaters will advise HTI in writing if, prior to the execution and closing of the Exchange Agreement, it shall obtain knowledge of any facts that would make it necessary to supplement or amend the Information Statement to comply with applicable laws. The Board of Directors of HTI, subject to the directors' fiduciary duties, will recommend that the Stockholders approve and adopt the Exchange Agreement and the Transaction.

         4.3 Access to Information; Confidentiality. Subject to the Confidentiality Agreement between the parties, each party will afford the other party and its accountants, counsel, and other representatives full access to the properties, books, records, and personnel of the other party and full cooperation, during the period prior to the Effective Time, to obtain all information concerning the business, including the status of product development efforts, properties, results of operations, and personnel of such party, and to determine the accuracy of each party's representations and warranties, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. The parties acknowledge that HTI and Headwaters have previously executed the Confidentiality Agreement, which Confidentiality Agreement will continue in full force and effect in accordance with its terms. HTI shall cooperate with Headwaters and its auditors in determining whether any restatement of HTI's financials is necessary or appropriate prior to the Closing.

         4.4 No Solicitation. From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, HTI shall not, and will instruct its respective directors, officers, employees, representatives, agents, and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of any proposals or offers by any person, entity, or group (other than Headwaters and its affiliates, agents, and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning HTI to, or afford any access to the properties, books or records of HTI to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Headwaters and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to HTI. For the purposes of this Agreement, an "Acquisition Proposal" with respect to HTI means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving HTI (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of HTI (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under

Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of HTI; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. HTI will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. HTI will (i) notify Headwaters as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable provide Headwaters with a copy of any such inquiry, proposal or Acquisition Proposal (or a detailed summary thereof if such inquiry, proposal or Acquisition Proposal is not in writing). In addition, subject to the other provisions of this Section 4.4, from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, HTI will not, and will instruct its respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Headwaters).

         4.5 Legal Requirements. Each of Headwaters, Merger Sub, and HTI will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and the Exchange Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement and the Exchange Agreement.

         4.6 Third Party Consents. As soon as practicable following the date hereof, HTI and Headwaters will each use reasonable commercial efforts to obtain all consents, waivers, and approvals under any of its agreements, contracts, licenses, or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

         4.7 Notification of Certain Matters. Subject to the terms and provisions of the Confidentiality Agreement, each party will give prompt notice to the other parties of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of such party, as the case may be, or of any officer, director, employee, or agent thereof, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         4.8 Commercially Reasonable Efforts and Further Assurances. Merger Sub, as the owner of the HTI Common Stock immediately following the Exchange, will cause the Merger to be effected in accordance with the terms and conditions hereto. Subject to the respective rights and obligations of Headwaters and HTI under this Agreement, each of the parties to this Agreement and the Exchange Agreement will use its commercially reasonable efforts to effectuate the Exchange, the Merger, and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement and the Exchange Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

         4.9 HTI Employee Matters.

                  (a) Headwaters agrees to continue the employment with the Surviving Corporation of all HTI employees at the same salary as was in existence immediately prior to the Effective Time; provided, however, that this provision shall not be interpreted to limit Headwaters' ability to terminate or change the nature of its or the Surviving Corporation's employment relationship with any such HTI employee after the Effective Time. Headwaters agrees to permit such employees of the Surviving Corporation to participate in the Headwaters employee benefit plans and to give them years of service credit for purposes of such plans based on each employee's service with HTI prior to the Effective Time. The parties agree that this Section 4.9(a) is not intended to create any third party beneficiary right in any employee.

                  (b) Headwaters agrees to guarantee as of the Effective Time the obligations of HTI pursuant to the employment agreements listed in Schedule 4.10.

                  (c) HTI shall  terminate its bonus policy  (provided that such termination and transition to Headwaters' bonus plan satisfy applicable Department of Energy requirements), Employee Stock Purchase Plan and any stock option plans effective at or prior to the Closing.

         4.10 Board Representation. Headwaters will cause two designees of the Representative to be appointed to the Board of Directors of Headwaters as of the Effective Date, one for a term that shall end on March 31, 2004, and the other for a term that shall end on March 31, 2003. If, at any time prior to March 31, 2004, the Board of Directors of Headwaters has an executive or similar committee, the Board of Directors shall appoint one of the Board designees of the Representative to such committee for a term expiring not earlier than the term specified above.

         4.11 Directors and Officers of the Surviving Corporation. Headwaters shall cause the initial board of directors of the Surviving Corporation to consist of six designees of the Representative and two representatives of Headwaters; provided, however, that Headwaters will retain the power to elect and remove directors from the board of directors of the Surviving Corporation. Headwaters will also continue the employment of all officers of HTI, as of the Closing Date, in their present capacities in the Business Unit, and will cause the board of directors of the Surviving Corporation to remove such officers only with the approval of a majority vote of the Headwaters Board that includes the approval of both of the Representative's designees thereto.

         4.12 Cooperation Concerning License Agreements. HTI will consult with Headwaters in the negotiation and execution of the Shenhua and PetroChina license agreements, and will agree to any commercially reasonable requests of Headwaters (that would not significantly impact the ability of HTI to meet the Milestones) concerning the terms, and timing of the execution, of these agreements. HTI will provide to Headwaters promptly all information relating to the progress of negotiations.

         4.13 Treatment of Merger as a Qualifying Reorganization. Each of HTI and Headwaters shall (a) treat the Merger as a reorganization under Section 368 of the Code, (b) report the Merger and all related transactions consistently therewith in any and all Tax Returns filed by it, (c) take all such actions as may be reasonably required to cause the Merger to be treated as a qualifying reorganization, and (d) take no action which could disqualify the Merger from reorganization status under Section 368 of the Code. Neither HTI nor Headwaters, as of the date of this Agreement and on the Closing Date, know of any reason that the Transaction may not qualify as a reorganization within the meaning of
Section 368 of the Code.

         4.14  Non-Compete  Agreements.  Each of  Alfred G.  Comolli,  Lap-Keung
(Theo) Lee, Ph.D., and David L. Tanner hereby agrees that, as of the Effective Time, (i) the non-competition provision in his employment agreement with HTI described in Section 2.17 of the HTI Disclosure Letter shall continue in effect until the later of two years after the Closing Date or one year after the termination of his employment with Headwaters or any subsidiary thereof, including the Surviving Corporation, and (ii) the scope of the non-competition provision set forth in the respective employment agreements shall be extended to include, in addition to the business of HTI, the business activities of Headwaters or of any Headwaters subsidiary in which the employee materially participated as an officer, director or employee of Headwaters, the Business Unit or any other Headwaters subsidiary.

         4.15 Tax Matters

                  (a) Tax Returns. Headwaters shall cause HTI to prepare and file all Tax Returns required to be filed by or with respect to HTI for all periods ending on or prior to the Closing Date which are filed on or after the Closing Date and for all periods which begin prior to the Closing Date and end after the Closing Date. Headwaters shall timely pay or cause to be timely paid the Taxes attributable to such Tax periods, subject only to Headwaters' rights under Section 8.1 of this Agreement to the extent that the payment of such Taxes represents an item described therein. The stockholders of HTI shall not bear any responsibility for the Taxes of HTI attributable to such periods except as provided in Section 8.1 hereof.

                  (b) Cooperation and Access to Information. Provided that the rights under this paragraph (b) lapse on the expiration of the Indemnity period, the parties to this Agreement shall cooperate as and to the extent reasonably requested by any other party hereto, in connection with (i) the filing of Tax Returns pursuant to this Agreement and any audit, litigation, or other proceeding with respect to Taxes, and (ii) complying with Section 6043 of the Code and all Treasury Regulations promulgated thereunder. Such cooperation shall include the retention and (upon another party's request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                  (c) Retention of Books and Records. Provided that the rights under this paragraph (c) lapse on the expiration of the Indemnity period, the parties to this Agreement agree (i) to retain all books and records with respect to Tax matters pertinent to HTI relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and (ii) to give the other parties to this Agreement reasonable written notice prior to transferring, destroying, or discarding any such books and records and, if a party so requests, Headwaters, HTI, or the HTI Stockholders, as the case may be, shall allow the other party to take possession of such books and records.

                  (d) Treatment of Indemnity Payment as Purchase Price Adjustment. In the case of any claim for indemnity under this Agreement based on Taxes determined to be payable by HTI or a successor thereto, the indemnity obligation shall be considered to be a purchase price adjustment under this Agreement and the Exchange Agreement.

         4.16 Bridge Loan. If the Closing does not occur within thirty (30) days of the date hereof, Headwaters shall make available to HTI a bridge loan, in the amount of up to two hundred thousand dollars ($200,000), with a maturity date of one year following the date hereof, bearing the same interest rate as would be applicable at such time pursuant to HTI's loan agreements with Yardville
National Bank described in Section 6.8 hereto, and containing other terms and conditions reasonably agreeable to Headwaters. Such bridge loan would be secured by a perfected security interest immediately subordinate to any Permitted Lien. For purposes of this Section 4.16, a Permitted Lien is any security interest encumbering HTI assets in existence as of the date hereof. HTI's entry into any bridge loan agreement is subject to obtaining the consent of Yardville National Bank; HTI will make commercially reasonable efforts to obtain such consent.

         4.17 Environmental Issues.

                  (a) HTI shall use its reasonable best efforts to obtain written confirmation from the New Jersey Department of Environmental Protection (the "NJDEP") reasonably satisfactory to Headwaters that no further action need be taken regarding environmental remediation of the real property owned by HTI.

                  (b) The parties hereto acknowledge that the Transaction may be subject to the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6, et seq., and the regulations promulgated pursuant thereto ("ISRA"). To permit completion of the Transaction, HTI shall use its reasonable best efforts to comply with ISRA by seeking to obtain from the NJDEP (a) one of the following, at HTI's option and discretion, regarding HTI's wholly-owned subsidiary, Chemsampco: (i) a Letter of Non-applicability; (ii) approval of a Negative Declaration; (iii) approval of a Remediation-in-Process or other form of waiver; or (iv) execution of a Remediation Agreement, as such terms are used in ISRA; and (b) a Letter of Non-applicability regarding HTI (each of the items set forth in (a) (i) through (iv) and (b) being referred to as an "ISRA Approval"). If remediation pursuant to one or more Remediation Agreements is required by the NJDEP, then HTI shall be responsible for implementing such Remediation Agreements and satisfying all other requirements under ISRA, including but not limited to providing a remediation funding source and obtaining a no further action letter from the NJDEP evidencing full compliance with ISRA. If HTI enters into a Remediation Agreement with the NJDEP to allow closing of the

Transaction to occur, subject to the provisions of Section 6.10 of this Agreement, all of the costs of such remediation, if any, shall constitute a claim for indemnification under this Agreement or under the Exchange Agreement (regardless of any representations or warranties or exceptions thereto set forth in this Agreement) and such claim may be paid from the Escrow Account or Contingent Payment in accordance with the terms of the Exchange Agreement. If any indemnification is paid to Headwaters from the Escrow Account or from Contingent Payments related to ISRA compliance, including costs of remediation, then to the extent of such indemnification the Representative shall be assigned any rights, claims, entitlements or choses in action which Headwaters, ITI or the Surviving Corporation may have against any third parties, including the New Jersey Spill Compensation Fund, who or which may be liable for such costs, whether in whole or in part.

                                   ARTICLE V
             CONDITIONS TO OBLIGATIONS OF HEADWATERS AND MERGER SUB

         The obligations of Headwaters and Merger Sub hereunder are subject to the satisfaction, or waiver thereof by Headwaters, of the following conditions:

         5.1 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the HTI Stockholders by the requisite vote (if any) under applicable law and HTI's Certificate of Incorporation.

         5.2 No Actions or Proceedings. No judgment, writ, order, injunction, award, or decree of or by any Governmental Entity shall have been issued that would, and no action or proceeding shall have been instituted by or before any Governmental Entity seeking to, enjoin or prevent the consummation of the transactions contemplated hereby. Notwithstanding the generality of the foregoing, no person shall have (i) commenced, or shall have notified either HTI or Headwaters that it intends to commence, an action or proceeding or (ii) provided HTI or Headwaters with notice, in either case which allege(s) that any of the intellectual property presently embodied, or proposed to be embodied, in HTI's products or design environments infringes or otherwise violates the intellectual property rights of such person, is available for licensing from a potential licensor providing the notice, or otherwise alleges that HTI does not otherwise own or have the right to exploit such intellectual property.

         5.3 Representations and Warranties. The representations and warranties of HTI shall be true and correct in all material respects at the Effective Time, with the same effect as though such representations and warranties had been made on and as of such date, except for changes which, in the aggregate, would not have a material adverse effect on the financial condition, properties, business, prospects, or results of operations of HTI, and each and all of the agreements of HTI to be performed or complied with in all material respects pursuant to the terms of this Agreement shall have been duly performed and complied with.

         5.4 No Material Adverse Effect. No event shall have occurred since the date of this Agreement that has had or would reasonably be expected to have a Material Adverse Effect on HTI.

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

         5.5 Exchange Agreement. The transactions contemplated by the Exchange Agreement shall have closed prior to the Closing, and HTI Stockholders shall have agreed, pursuant to the Exchange Agreement, to exchange at least ninety percent (90%) of the Outstanding Shares.

         5.6 Opinion of Counsel. There shall be delivered to Headwaters on the Closing Date of the Merger an opinion or opinions of counsel to HTI, dated the Closing Date of the Merger and satisfactory in form and substance to Headwaters and its counsel, in substantially the form of Exhibit D hereto.

         5.7 Non-Compete and Affiliate Agreements. HTI, Headwaters, and each of James G. Conklin, Bruce Pelrine, and Peizheng Zhou, Ph.D. (the "Key Employees") shall have entered into agreements not-to-compete (the "Non-Compete Agreements") substantially in the form of Exhibit E hereto. The directors and executive officers of HTI, and shareholder reasonably deemed to be an affiliate of HTI shall have entered into Affiliate Agreements, substantially in the form of Exhibit F hereto with Headwaters.

         5.8 Employment. The Key Employees of HTI shall continue to be employed by HTI at the Closing (and shall not have given any notice or other indication that they will not continue to be willing to be employed by the Surviving Corporation following the Closing). At least ninety percent (90%) of the employees of HTI employed as of this date, including the Key Employees, shall continue to be employed by HTI at the Closing (and shall not have given any notice or other indication that they will not continue to be willing to be employed by the Surviving Corporation following the Closing). Arrangements satisfactory to Headwaters shall have been made to effect the assignment to the Surviving Corporation of all intellectual property created by HTI's founders, employees, and consultants (other than intellectual property created for a prior employer), and to obtain their full cooperation to complete and prosecute all appropriate U.S. and foreign patent filings related thereto.

         5.9 Compliance Certificate. HTI shall have delivered to Headwaters a certificate, executed by the President of HTI, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 5.3.

         5.10   Certificates   and  Documents.   HTI  shall  have  delivered  to
Headwaters:

                  (a) Certificates, as of the most recent practicable dates, as to the corporate and tax good standing of HTI issued by the Department of Treasury of the State of New Jersey and the Secretary of State of each other state in which HTI is currently qualified to transact business; and

                  (b) Resolutions of the Board of Directors of HTI and (if required by applicable law) the HTI Stockholders, authorizing and approving all matters in connection with this Agreement, the Exchange Agreement, and the Transaction and certified by the Secretary or Assistant Secretary of HTI as of the Closing Date.

         5.11 Dissenters' Shares. Holders of no more than one percent (1%) of the Outstanding Shares shall have exercised, nor shall they have any continued right to exercise, appraisal, dissenters', or similar rights under applicable law with respect to their shares by virtue of the Merger.

         5.12 Consents and Approvals. HTI shall have obtained the consents and approvals referred to in Section 2.4 of the HTI Disclosure Letter.

         5.13 Environmental Status.

                  (a) HTI shall have received written confirmation from the NJDEP reasonably satisfactory to Headwaters that no further action need be taken regarding environmental remediation of the real property owned by HTI; provided that this condition precedent shall be waived as of June 30, 2001, as long as HTI has received and provided to Headwaters a No Further Action letter from the NJDEP relating to the "Marco" portion of the property and the NJDEP has given Headwaters and its counsel no reason to believe that a No Further Action letter relating to the rest of the property will not be forthcoming.

                  (b) HTI shall have satisfied the filing, notice and approval requirements of ISRA as described in Section 4.17 of this Agreement; provided, however, if the NJDEP requires one or more Remediation Agreements pursuant to ISRA, the costs and the time required to carry out such Remediation Agreements shall be immaterial, in Headwaters' reasonable discretion.

         5.14 HTI Further Financial Statements. HTI shall have provided Headwaters at least one week prior to Closing with (i) unaudited quarterly financial statements for the quarterly periods ended as of March 31, 2001, December 31, 2000, and March 31, 2000; and (ii) the audited balance sheet as of December 31, 2000, and the related statement of operations, shareholders' equity and cash flows for the one-year period then ended.

                                   ARTICLE VI
                        CONDITIONS TO OBLIGATIONS OF HTI

         The obligations of HTI hereunder are subject to the satisfaction, or waiver thereof by HTI, of the following conditions:

         6.1 Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the HTI Stockholders by the requisite vote under applicable law and HTI's Certificate of Incorporation.

         6.2 No Actions or Proceedings. No judgment, writ, order, injunction, award, or decree of or by any Governmental Entity shall have been issued that would, and no action or proceeding shall have been instituted by or before any Governmental Entity seeking to, enjoin or prevent the consummation of the transactions contemplated hereby.

         6.3 Representations and Warranties. The representations and warranties of Headwaters shall be true and correct in all material respects on and as of the Effective Time, with the same effect as though such representations and warranties had been made on and as of such date, except for changes which, in the aggregate, would not have a material adverse effect on the financial condition, properties, business, prospects, or results of operations of Headwaters, and each and all of the agreements of Headwaters to be performed or complied with in all material respects pursuant to the terms of this Agreement shall have been duly performed and complied with.

         6.4 Certificates. Headwaters shall have delivered to HTI (a) a certificate, executed by a duly authorized officer of Headwaters, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in
Section 6.3, and (b) resolutions of the Board of Directors of Headwaters, authorizing and approving all matters in connection with this Agreement, the Exchange Agreement, and the Transaction, certified by the Secretary or Assistant Secretary of Headwaters as of the Closing Date.

         6.5 Board Representation. The designees of the Representative shall have been appointed to the Headwaters Board of Directors, with such appointments effective as of the Effective Date.

         6.6 No Material Adverse Effect. No event shall have occurred since the date of this Agreement that has had or would reasonably be expected to have a Material Adverse Effect on Headwaters.

         6.7 Consents and Approvals. Headwaters shall have obtained the consents and approvals referred to in Section 3.2 of the Headwaters Disclosure Letter.

         6.8 Loan Agreement. Headwaters shall have repaid the balance due under the loan agreements between HTI and Yardville National Bank dated as of October 5, 1999 and April 18, 2001 in the principal amounts of $1,000,000 and $500,000, respectively, or caused the release of the individual guarantees of Alfred G. Comolli, Lap-Keung (Theo) Lee, and David L. Tanner thereunder.

         6.9 Opinion of Counsel.. There shall be delivered to HTI on the Closing Date of the Merger an opinion or opinions of counsel to Headwaters, dated the Closing Date of the Merger and satisfactory in form and substance to HTI and its counsel, in substantially the form of Exhibit G hereto.

         6.10 ISRA Status. If the NJDEP requires one or more Remediation Agreements pursuant to ISRA, the costs required to carry out such Remediation Agreements to be treated as an indemnification event pursuant to Section 4.17(b) of this Agreement shall be immaterial, in HTI's reasonable discretion, or Headwaters shall have agreed to waive any claim of indemnification following the Effective Time with respect to such Remediation Agreements.

                                  ARTICLE VII
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         Notwithstanding any investigation made by or on behalf of Headwaters or HTI, the representations and warranties of HTI and Headwaters contained in this Agreement shall be continuing representations and warranties and shall survive the Effective Time of the Merger until the second anniversary thereof; provided, however, that the representations and warranties with respect to taxes and tax liabilities of HTI contained in Section 2.7 hereof shall be continuing representations and warranties and shall survive until the expiration of the third year following the date on which HTI shall have completed filing all required tax returns for any partial tax period ending at the Effective Time of the Merger, or, if all required returns are filed before the last day prescribed by law or by regulations to file such returns, then until the expiration of the third year following such last day, or for such longer period following the filing of any such return during which the period of the statute of limitations applicable to such return shall have been extended by action of HTI or any governmental authority; and provided further that the representations and warranties concerning compliance with law and environmental matters in Sections 2.9 and 2.14 shall be continuing representations and warranties and shall survive the Effective Time of the Merger until the fourth anniversary thereof.

                                  ARTICLE VIII
                             INDEMNITY OF HEADWATERS

         8.1 Indemnification of Headwaters. Headwaters shall be indemnified by the holders of the Exchanged Shares in accordance with the terms of the Exchange Agreement.

         8.2 No Limitation of Remedies. Notwithstanding anything contained in this Agreement or the Exchange Agreement to the contrary, nothing shall preclude or limit Headwaters' or the Surviving Corporation's rights to exercise any other remedy Headwaters or the Surviving Corporation may have in law or equity regarding intentional misrepresentation or any remedies available to Headwaters or the Surviving Corporation under any other agreement; provided, however, that other than for intentional misrepresentation, or as provided in any other agreement, Headwaters' or the Surviving Corporation's sole remedy hereunder shall be limited to the indemnification set forth in Sections 9.1 and 9.2 of the Exchange Agreement.

                                   ARTICLE IX
                           COSTS INCIDENT TO AGREEMENT

         Except as otherwise expressly provided herein, each of the parties hereto will pay all the costs incurred by it incident to the preparation, execution, or delivery of this Agreement or the performance of its obligations hereunder, including, without limitation, the fees and disbursements of its attorneys, accountants, investment bankers, consultants, brokers, and persons providing other services.

                                    ARTICLE X
                                   TERMINATION

         10.1 Termination. Except as provided in Section 10.2 below, this Agreement and the Exchange Agreement may be terminated and the Merger and the Exchange abandoned at any time prior to the Effective Time:

                  (a) by mutual written consent of HTI and Headwaters;

                  (b) by Headwaters if there shall be any action taken, or any statute, rule, regulation, or order enacted, promulgated, or issued or deemed applicable to the Transaction, by any Governmental Entity, which would: (i) prohibit Headwaters' or HTI's ownership or operation of any portion of the business of HTI or (ii) compel Headwaters or HTI to dispose of or hold separate, as a result of the Transaction, any portion of the business or assets of HTI or Headwaters; in either case, the unavailability of which assets or business would have a Material Adverse Effect on

Headwaters or would reasonably be expected to have a material adverse effect on Headwaters' ability to realize the benefits expected from the Transaction.

                  (c) by Headwaters, if it is not in material breach of its obligations under this Agreement or the Exchange Agreement and there has been a breach of any representation, warranty, covenant, or agreement contained in this Agreement on the part of HTI, and as a result of such breach the conditions set forth in Section 5.3 would not then be satisfied; provided, however, that if such breach is curable by HTI within thirty (30) days through the exercise of its reasonable best efforts, then, for so long as HTI continues to exercise such reasonable best efforts, Headwaters may not terminate this Agreement or the Exchange Agreement under this Section 10.1(c) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured);

                  (d) by HTI, if it is not in material breach of its obligations under this Agreement or the Exchange Agreement, and there has been a breach of any representation, warranty, covenant, or agreement contained in this Agreement or the Exchange Agreement on the part of Headwaters or Merger Sub, and as a result of such breach the conditions set forth in Section 6.3 would not then be satisfied; provided, however, that if such breach is curable by Headwaters or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then, for so long as Headwaters or Merger Sub continues to exercise such reasonable best efforts, HTI may not terminate this Agreement and the Exchange Agreement under this Section 10.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

                  (e) by either HTI or Headwaters if the Merger shall not have been consummated by July 31, 2001; provided, however, that the right to terminate this Agreement and the Exchange Agreement under this Section 10.1(e) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Exchange and the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement and the Exchange Agreement;

         Where action is taken to terminate this Agreement and the Exchange Agreement pursuant to this Section 10.1, it shall be sufficient for such action to be authorized by the board of directors of the party taking such action.

         10.2 Effect of Termination. In the event of termination of this Agreement and the Exchange Agreement as provided in Section 10.1, this Agreement and the Exchange Agreement shall forthwith become void and there shall be no liability or obligation on the part of Headwaters, Merger Sub, or HTI, or their respective officers, directors, or stockholders, provided that the provisions of this Article X shall remain in full force and effect and survive any termination of this Agreement and the Exchange Agreement.

         10.3 Amendment. Except as is otherwise required by applicable law, prior to the Closing, this Agreement and the Exchange Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Headwaters, HTI, and the HTI Founders. Except as is otherwise required by applicable law, after the Closing, this Agreement and the Exchange

Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed by Headwaters, HTI, and the HTI Founders.

         10.4 Extension; Waiver. At any time prior to the Effective Time, Headwaters and Merger Sub, on the one hand, and HTI, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Successors and Assigns. This Agreement and the Exchange Agreement shall be binding upon the parties hereto, their legal representatives, successors in interest, assignees, transferees, creditors (including judgment creditors), trustees (including trustees in bankruptcy), receivers, and all holders or possessors of, or purported holders or possessors of, any of the stock of HTI, including without limitation, assignees, transferees, pledgees, holders of security interests in and liens upon any of such stock and trustees, and all persons with notice or knowledge, or chargeable with notice or knowledge, of the provisions hereof. This Agreement and the Exchange Agreement cannot be amended or modified except by a written agreement executed by the parties hereto; provided, however, that no such amendment or modification may be made after the HTI Stockholders approve and adopt this Agreement and the Exchange Agreement if such amendment or modification, in the judgment of the Board of Directors of HTI, would materially and adversely affect the interest of the HTI Stockholders. Except for the purposes or in the events set forth in
Section 1.6(c), this Agreement and the rights, duties and obligations hereunder may not be assigned by any party without the prior written consent of the other parties; provided, however, that this Agreement and the Exchange Agreement may be assigned by Headwaters to any directly or indirectly wholly-owned subsidiary of Headwaters, provided that Headwaters shall continue to be bound by this Agreement and the Exchange Agreement after such assignment.

         11.2 Notices. Any notices or other communications required or permitted hereunder will be in writing and will be deemed sufficiently given only if delivered in person or sent by telegram, telecopy or telex or by first-class or air mail or by recognized air courier service, postage or other charges prepaid, addressed as follows:

                  If to HTI:
                           Hydrocarbon Technologies, Inc.
                           1501 New York Avenue
                           Lawrenceville, NJ  08648
                           Attention:  Alfred G. Comolli, President

                  Copy to:
                           Richard J. Pinto
                           Smith, Stratton, Wise, Heher & Brennan
                           600 College Road East
                           Princeton, NJ 08540
                           Facsimile Number:  (609) 987-6651

                  If to Headwaters:
                           Headwaters Incorporated
                           11778 S. Election Drive
                           Suite 210
                           Draper, UT 84020
                           Attention: Kirk A. Benson, Chief Executive Officer Facsimile Number: (801) 984-9410

                  Copy to:
                           Linda C. Williams, Esq.
                           Pillsbury Winthrop LLP
                           50 Fremont Street
                           San Francisco, CA  94105
                           Facsimile Number:  (415) 983-1200

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered, telegraphed, telecopied, telexed, mailed, or sent by courier.

         11.3 Entire Agreement. This Agreement, including the Exhibits attached hereto, and the Disclosure Letter constitute the entire understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof.

         11.4 Remedies. In the event of a breach, or a threatened or attempted breach, of any provision of this Agreement by any party, any other party shall, in addition to all other remedies, be entitled to (i) a temporary or permanent injunction against such breach without the necessity of showing any actual damages and (ii) a decree for the specific performance of the Agreement.

         11.5 Waiver. The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right. No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

         11.6 Adjustments to Shares. The number of shares for purposes of this Agreement shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Headwaters Common Stock or HTI Common Stock), reorganization, recapitalization, or other like change with respect to
Headwaters Common Stock or HTI Common Stock occurring on or after the date hereof.

         11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            HEADWATERS INCORPORATED


                                            By:  /s/ Kirk A. Benson
                                                ------------------------------
                                                  Kirk A. Benson,
                                                  Chief Executive Officer


                                            HEADWATERS SUB CORPORATION


                                            By:  /s/ Kirk A. Benson
                                                ------------------------------
                                                  Kirk A. Benson,
                                                  Chief Executive Officer


                                            HYDROCARBON TECHNOLOGIES, INC.


                                            By:  /s/ Alfred G. Comolli
                                                ------------------------------
                                                  Alfred G. Comolli, President


                                            "HTI FOUNDERS"


                                            /s/ Alfred G. Comolli
                                            ------------------------------
                                            Alfred G. Comolli


                                            /s/ L.K. (Theo) Lee, Ph.D.
                                            ------------------------------
                                            L.K. (Theo) Lee, Ph.D.


                                            /s/ David Tanner
                                            ------------------------------
                                            David Tanner


                                            /s/ Michael Kelley
                                            ------------------------------
                                            Michael Kelley

                      AGREEMENT AND PLAN OF REORGANIZATION
                             Dated as of May 2, 2001

                                  By and Among

                             HEADWATERS INCORPORATED
                           HEADWATERS SUB CORPORATION
                         HYDROCARBON TECHNOLOGIES, INC.

                                       and

                          the HTI Founders Named Herein

                                LIST OF EXHIBITS


Exhibit A         Exchange Agreement
Exhibit B         Certificate of Merger
Exhibit C         Certificate of Incorporation
Exhibit D         Opinion of HTI Counsel
Exhibit E         Non-Compete Agreement
Exhibit F         Affiliate Agreement
Exhibit G         Opinion of Headwaters Counsel

                                    EXHIBIT A

                               EXCHANGE AGREEMENT

                                    EXHIBIT B

                              CERTIFICATE OF MERGER

                                    EXHIBIT C

                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT D

                             OPINION OF HTI COUNSEL

                                    EXHIBIT E

                              NON-COMPETE AGREEMENT

                                    EXHIBIT F

                               AFFILIATE AGREEMENT

                                    EXHIBIT G

                          OPINION OF HEADWATERS COUNSEL